Exhibit A-2(c)
________________________________________________________________

                    ENTERGY MISSISSIPPI, INC.
          (formerly Mississippi Power & Light Company)

                               to

                 BANK OF MONTREAL TRUST COMPANY

                               and

                       MARK F. MCLAUGHLIN,
               (successor to Z. George Klodnicki)
                        As Trustees under
                   Entergy Mississippi, Inc.'s
    Mortgage and Deed of Trust, dated as of February 1, 1988

                ________________________________

                THIRTEENTH SUPPLEMENTAL INDENTURE


                Providing among other things for

              General and Refunding Mortgage Bonds
                  6.20% Series due May 1, 2004

                               and

              General and Refunding Mortgage Bonds
              Floating Rate Series due May 3, 2004
                        ________________

                     Dated as of May 1, 1999
                     Prepared by Ann G. Roy
            Senior Counsel - Corporate and Securities
                     Entergy Services, Inc.
                        639 Loyola Avenue
                  New Orleans, Louisiana 70113
                         (504) 576-5841
________________________________________________________________

                        TABLE OF CONTENTS
                                                             Page


Parties                                                        1
Recitals                                                       1


                            ARTICLE I
              DEFINITIONS AND RULES OF CONSTRUCTION

Section 1.01.  Terms From the Original Indenture               6
Section 1.02.  Certain Defined Terms                           6
Section 1.03.  References Are to Thirteenth Supplemental
                Indenture                                      8
Section 1.04.  Number and Gender                               8


                           ARTICLE II
                      THE EIGHTEENTH SERIES

Section 2.01.  Bonds of the Eighteenth Series                  8
Section 2.02.  Optional Redemption of Bonds of the
                Eighteenth Series                              9
Section 2.03.  Transfer and Exchange                          10
Section 2.04.  Dating of Bonds and Interest Payments          10


                           ARTICLE III
                      THE NINETEENTH SERIES

Section 3.01.  Bonds of the Nineteenth Series                 11
Section 3.02.  Optional Redemption of Bonds of the
                Nineteenth Series                             12
Section 3.03.  Transfer and Exchange                          13
Section 3.04.  Dating of Bonds and Interest Payments          13


                           ARTICLE IV
                            COVENANTS

Section 4.01.  Maintenance of Paying Agent                    14
Section 4.02.  Further Assurances                             14
Section 4.03.  Limitation on Restricted Payments              14



                            ARTICLE V
                    MISCELLANEOUS PROVISIONS

Section 5.01.  Acceptance of Trusts                           15
Section 5.02.  Effect of Thirteenth Supplemental
                Indenture under Louisiana Law                 15
Section 5.03.  Record Date                                    16
Section 5.04.  Titles                                         16
Section 5.05.  Counterparts                                   16
Section 5.06.  Governing Law                                  16


                           ARTICLE VI
   AMENDMENTS OF CERTAIN PROVISIONS OF THE ORIGINAL INDENTURE

Section 6.01.  Amendment of Excepted Encumbrances and
                Releases                                      16
Section 6.02.  Amendment of Releases of Mortgaged and
                Pledged Property                              17
Section 6.03.  Amendment of Net Earning Certificate
                Requirements                                  17
Section 6.04.  Amendment of Defaults                          17
Section 6.05.  Effective Date                                 17


Signatures                                                   S-1

Acknowledgments                                              S-3

Exhibit A - Form of Bond of Eighteenth Series                A-1

Exhibit B - Form of Bond of Nineteenth Series                B-1

                 THIRTEENTH SUPPLEMENTAL INDENTURE


                     _________________________


          THIRTEENTH SUPPLEMENTAL INDENTURE, dated as of May 1, 1999, between ENTERGY MISSISSIPPI, INC. (formerly Mississippi Power & Light Company), a corporation of the State of Mississippi, whose post office address is P.O. Box 1640, Jackson, Mississippi 39215-1640 (tel. 601-969-2311) (the "Company") and
BANK OF MONTREAL TRUST COMPANY, a corporation of the State of New York, whose principal office is located at 88 Pine Street, New York, New York 10005 (tel. 212-701-7653) and MARK F. MCLAUGHLIN (successor to Z. George Klodnicki), whose post office address is 44 Norwood Avenue, Allenhurst, New Jersey 07711 (tel. 212-701-
7602), as trustees under the Mortgage and Deed of Trust, dated as of February 1, 1988, executed and delivered by the Company (herein called the "Original Indenture"; the Original Indenture together with any and all indentures and instruments supplemental thereto being herein called the "Indenture");

          WHEREAS, the Original Indenture has been duly recorded or filed as required in the States of Mississippi, Arkansas and Wyoming; and

          WHEREAS, the Company has executed and delivered to the Trustees (such term and all other defined terms used herein and not defined herein having the respective definitions to which reference is made in Article I below) its First Supplemental Indenture, dated as of February 1, 1988, its Second Supplemental Indenture, dated as of July 1, 1988, its Third Supplemental Indenture, dated as of May 1, 1989, its Fourth Supplemental Indenture, dated as of May 1, 1990, its Fifth Supplemental Indenture, dated as of November 1, 1992, its Sixth Supplemental Indenture, dated as of January 1, 1993, its Seventh Supplemental Indenture, dated as of July 15, 1993, its Eighth Supplemental Indenture, dated as of November 1, 1993, its Ninth Supplemental Indenture, dated as of July 1, 1994, its Tenth Supplemental Indenture, dated as of April 1, 1995, its Eleventh Supplemental Indenture, dated as of June 1, 1997, and its Twelfth Supplemental Indenture, dated as of April 1, 1998, each as a supplement to the Original Indenture, which Supplemental Indentures have been duly recorded or filed as required in the States of Mississippi, Arkansas and Wyoming; and

          WHEREAS, in addition to property described in the
Original Indenture, as heretofore supplemented, the Company has acquired certain other property rights and interests in property;
and
          WHEREAS, the Company has heretofore issued, in
accordance with the provisions of the Indenture, the following series of bonds:
                                            Principal         Principal
 Series                                        Amount            Amount
                                               Issued       Outstanding
 14.65% Series due February 1, 1993       $55,000,000              None
 14.95% Series due February 1, 1995        20,000,000              None
 8.40% Collateral Series due               12,600,000              None
   December 1, 1992
 11.11% Series due July 15, 1994           18,000,000              None
 11.14% Series due July 15, 1995           10,000,000              None
 11.18% Series due July 15, 1996           26,000,000              None
 11.20% Series due July 15, 1997           46,000,000              None
  9.90% Series due April 1, 1994           30,000,000              None
  5.95% Series due October 15, 1995        15,000,000              None
  6.95% Series due July 15, 1997           50,000,000              None
  8.65% Series due January 15, 2023       125,000,000       125,000,000
  7.70% Series due July 15, 2023           60,000,000        60,000,000
  6 5/8% Series due November 1, 2003       65,000,000        65,000,000
  8.25% Series due July 1, 2004            25,000,000        25,000,000
  8.80% Series due April 1, 2005           80,000,000              None
  6 7/8% Series due June 1, 2002           65,000,000        65,000,000
  6.45% Series due April 1, 2008           80,000,000        80,000,000


; and

          WHEREAS, Section 19.04 of the Original Indenture provides, among other things, that any power, privilege or right expressly or implicitly reserved to or in any way conferred upon the Company by any provision of the Indenture, whether such power, privilege or right is in any way restricted or is unrestricted, may be in whole or in part waived or surrendered or subjected to any restriction if at the time unrestricted or to additional restriction if already restricted, and the Company may enter into any further covenants, limitations, restrictions or provisions for the benefit of any one or more series of bonds issued thereunder, or the Company may establish the terms and provisions of any series of bonds by an instrument in writing executed and acknowledged by the Company in such manner as would be necessary to entitle a conveyance of real estate to be recorded in all of the states in which any property at the time subject to the Lien of the Indenture shall be situated; and

          WHEREAS, the Company desires to create two new series of bonds under the Indenture and to add to its covenants and agreements contained in the Indenture certain other covenants and agreements to be observed by it; and

          WHEREAS, all things necessary to make this Thirteenth
Supplemental Indenture a valid, binding and legal instrument have been performed, and the issue of said series of bonds, subject to the terms of the Indenture, has been in all respects duly authorized;

          NOW, THEREFORE, THIS THIRTEENTH SUPPLEMENTAL INDENTURE
WITNESSETH: That the Company, in consideration of the premises and of Ten Dollars ($10) to it duly paid by the Trustees at or before the unsealing and delivery of these presents, the receipt whereof is hereby acknowledged, and in order to further secure the payment of both the principal of and interest on the bonds from time to time issued under the Indenture, according to their tenor and effect and the performance of all provisions of the Indenture and of said bonds, hereby grants, bargains, sells, releases, conveys, assigns, transfers, mortgages, hypothecates, affects, pledges, sets over and confirms a security interest in (subject, however, to Excepted Encumbrances as defined in Section
1.06 of the Original Indenture), unto MARK F. MCLAUGHLIN and (to the extent of its legal capacity to hold the same for the purposes hereof) to BANK OF MONTREAL TRUST COMPANY, as Trustees, and to their successor or successors in said trust, and to said Trustees and their successors and assigns forever, all properties of the Company real, personal and mixed, of any kind or nature (except as in the Indenture expressly excepted), now owned (including, but not limited to, that located in the following counties in the State of Mississippi: Adams, Amite, Attala, Bolivar, Calhoun, Carroll, Choctaw, Claiborne, Coahoma, Copiah, Covington, DeSoto, Franklin, Grenada, Hinds, Holmes, Humphreys, Issaquena, Jefferson, Jefferson Davis, Lawrence, Leake, Leflore, Lincoln, Madison, Montgomery, Panola, Pike, Quitman, Rankin, Scott, Sharkey, Simpson, Smith, Sunflower, Tallahatchie, Tate, Tunica, Walthall, Warren, Washington, Webster, Wilkinson, Yalobusha and Yazoo; and in Independence County, Arkansas, and Campbell County, Wyoming) or, subject to the provisions of
Section 15.03 of the Original Indenture, hereafter acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) and wheresoever situated, including (without in anyway limiting or impairing by the enumeration of the same, the scope and intent of the foregoing or of any general description contained in the Indenture) all real estate, lands, easements, servitudes, licenses, permits, franchises, privileges, rights of way and other rights in or relating to real estate or the occupancy of the same; all power sites, flowage rights, water rights, water locations, water appropriations, ditches, flumes, reservoirs, reservoir sites, canals, raceways, waterways, dams, dam sites, aqueducts, and all other rights or means for appropriating, conveying, storing and supplying water; all rights of way and roads; all plants for the generation of electricity by steam, water and/or other power; all power houses, street lighting systems, standards and other equipment incidental thereto; all telephone, radio and television systems, air conditioning systems and equipment incidental thereto, water wheels, water works, water systems, steam heat and hot water plants, substations, electric, gas and water lines, service and supply systems, bridges, culverts, tracks, ice or refrigeration plants and equipment, offices, buildings and other structures and the equipment thereof; all machinery, engines, boilers, dynamos, turbines, electric, gas and other machines, prime movers, regulators, meters, transformers, generators (including, but not limited to, engine driven generators and turbogenerator units), motors, electrical, gas and mechanical appliances, conduits, cables, water, steam heat, gas or other pipes, gas mains and pipes, service pipes, fittings, valves and connections, pole and transmission lines, towers, overhead conductors and devices, underground conduits, underground conductors and devices, wires, cables, tools, implements, apparatus, storage battery equipment, and all other fixtures and personalty; all municipal and other franchises, consents or permits; all lines for the transmission and distribution of electric current, steam heat or water for any purpose including towers, poles, wires, cables, pipes, conduits, ducts and all apparatus for use in connection therewith and (except as in the Indenture expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property in the Indenture described.

          TOGETHER WITH all and singular the tenements, hereditaments, prescriptions, servitudes and appurtenances belonging or in anyway appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 11.01 of the Original Indenture) the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property, rights and franchises and every part and parcel thereof.

          IT IS HEREBY AGREED by the Company that, subject to the provisions of Section 15.03 of the Original Indenture, all the property, rights and franchises acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) after the date hereof, except any in the Indenture expressly excepted, shall be and are as fully granted and conveyed by the Indenture and as fully embraced within the Lien of the Indenture as if such property, rights and franchises were now owned by the Company and were specifically described by the Indenture and granted and conveyed by the Indenture.

          PROVIDED that the following are not and are not intended to be now or hereafter granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, hypothecated, affected, pledged, set over or confirmed hereunder, nor is a security interest therein hereby granted or intended to be granted, and the same are hereby expressly excepted from the Lien and operation of the Indenture, viz: (1) cash, shares of stock, bonds, notes and other obligations and other securities not in the Indenture specifically pledged, paid, deposited, delivered or held under the Indenture or covenanted so to be; (2) merchandise, equipment, apparatus, materials or supplies held for the purpose of sale or other disposition in the usual course of business or for the purpose of repairing or replacing (in whole or part) any rolling stock, buses, motor coaches, automobiles or other vehicles or aircraft or boats, ships, or other vessels and any fuel, oil and similar materials and supplies consumable in the operation of any of the properties of the Company; rolling stock, buses, motor coaches, automobiles and other vehicles and all aircraft; boats, ships and other vessels; all timber, minerals, mineral rights and royalties; (3) bills, notes and other instruments and accounts receivable, judgments, demands and choses in action, and all contracts, leases and operating agreements not specifically pledged under the Indenture or covenanted so to be; (4) the last day of the term of any lease or leasehold which may hereafter become subject to the Lien of the Indenture; (5) electric energy, gas, water, steam, ice, and other materials or products generated, manufactured, produced or purchased by the Company for sale, distribution or use in the ordinary course of its business; (6) any natural gas wells or natural gas leases or natural gas transportation lines or other works or property used primarily and principally in the production of natural gas or its transportation, primarily for the purpose of sale to natural gas customers or to a natural gas distribution or pipeline company, up to the point of connection with any distribution system, and any natural gas distribution system; and (7) the Company's franchise to be a corporation; provided, however, that the property and rights expressly excepted from the Lien and operation of the Indenture in the above subdivisions (2) and (3) shall (to the extent permitted by law) cease to be so excepted in the event and as of the date that either or both of the Trustees or a receiver or trustee shall enter upon and take possession of the Mortgaged and Pledged Property in the manner provided in Article XII of the Original Indenture by reason of the occurrence of a Default.

          TO HAVE AND TO HOLD all such properties, real, personal and mixed, granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, hypothecated, affected, pledged, set over or confirmed or in which a security interest has been granted by the Company as aforesaid, or intended so to be (subject, however, to Excepted Encumbrances as defined in Section 1.06 of the Original Indenture), unto MARK F. MCLAUGHLIN and (to the extent of its legal capacity to hold the same for the purposes hereof) unto BANK OF MONTREAL TRUST COMPANY, and their successors and assigns forever.

          IN TRUST NEVERTHELESS, upon the terms and trusts in the Indenture set forth, for the equal pro rata benefit and security of all and each of the bonds and coupons issued and to be issued under the Indenture, or any of them, in accordance with the terms of the Indenture, without preference, priority or distinction as to the Lien of any of said bonds and coupons over any others thereof by reason of priority in the time of the issue or negotiation thereof, or otherwise howsoever, subject to the provisions in the Indenture set forth in reference to extended, transferred or pledged coupons and claims for interest; it being intended that, subject as aforesaid, the Lien and security of all of said bonds and coupons of all series issued or to be issued under the Indenture shall take effect from the date of the initial issuance of bonds under the Indenture, and that the Lien and security of the Indenture shall take effect from said date as though all of the said bonds of all series were actually authenticated and delivered and issued upon such date.

          PROVIDED, HOWEVER, these presents are upon the condition that if the Company, its successors or assigns, shall pay or cause to be paid, the principal of and interest on said bonds, or shall provide, as permitted hereby, for the payment thereof by depositing with the Trustee the entire amount due or to become due thereon for principal and interest, and if the Company shall also pay or cause to be paid all other sums payable hereunder by it, then the Indenture and the estate and rights granted under the Indenture shall cease, determine and be void, otherwise to be and remain in full force and effect.

          AND IT IS HEREBY COVENANTED, DECLARED AND AGREED by the Company that all the terms, conditions, provisos, covenants and provisions contained in the Indenture shall affect and apply to the property hereinbefore described and conveyed and to the estate, rights, obligations and duties of the Company and the Trustees and their successor or successors as Trustees in such trust in the same manner and with the same effect as if the said property had been owned by the Company at the time of the execution of the Original Indenture and had been specifically and at length described in and conveyed to said Trustees by the Original Indenture as a part of the property therein stated to be conveyed.

     The Company further covenants and agrees to and with the Trustees and their successor or successors in such trust as follows:


                        ARTICLE I
          DEFINITIONS AND RULES OF CONSTRUCTION

          Section 1.01.  Terms From the Original Indenture.  All
defined terms used in this Thirteenth Supplemental Indenture and not otherwise defined herein shall have the respective meanings ascribed to them in the Original Indenture.

          Section 1.02.  Certain Defined Terms.  As used in this
Thirteenth Supplemental Indenture, the following defined terms shall have the respective meanings specified unless the context clearly requires otherwise:

          The term "Adjusted Treasury Rate" shall mean, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date, plus
 .20%.

          The term "Business Day" shall mean any day other than a Saturday or a Sunday or a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or a day on which the Corporate
Trust Office of the Trustee is closed for business.

          The term "Calculation Agent" shall mean Bank of Montreal Trust Company, or its successor appointed by the Company pursuant to the Calculation Agency Agreement, dated as of May 4, 1999, between the Company and Bank of Montreal Trust Company.

          The term "Comparable Treasury Issue" shall mean the United States Treasury security selected by a Quotation Agent as having a maturity comparable to the remaining term of the bonds of the Eighteenth Series that would be utilized, at the time of the selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such bonds of the Eighteenth Series.

          The term "Comparable Treasury Price" shall mean, with respect to any redemption date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such Business Day, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations or (B) if the Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

          The term "Eighteenth Series" shall have the meaning specified in Section 2.01.

          The term "Interest Determination Date" shall mean the second London Business Day immediately preceding the first day of the relevant Interest Period.

          The term "Interest Period" shall mean the period commencing on an interest payment date for the bonds of the Nineteenth Series (commencing on the issue date for the bonds of the Nineteenth Series, if no interest has been paid or duly made available for payment since that date) and ending on the day before the next succeeding interest payment date for bonds of the Nineteenth Series.

          The term "LIBOR" shall mean for any Interest
Determination Date, the offered rate for deposits in U.S. dollars having an index maturity of three months for a period commencing on the second London Business Day immediately following the Interest Determination Date (the "Three Month Deposits") in amounts of not less than $1,000,000, as such rate appears on Telerate Page 3750 or a successor reporter of such rates selected by the Calculation Agent and acceptable to the Company , at approximately 11:00 a.m. London time on the Interest Determination Date (the "Reported Rate").

          The term "London Business Day" shall mean a day on which dealings in deposits in U.S. dollars are transacted, or with respect to any future date, are expected to be transacted, in the London interbank market.

          The term "Nineteenth Series" shall have the meaning specified in Section 3.01.

          The term "Original Indenture" shall have the meaning specified in the first paragraph hereof.

          The term "Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          The term "Quotation Agent" shall mean one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

          The term "Reference Treasury Dealer" shall mean Salomon Smith Barney Inc., ABN AMRO Incorporated, BNY Capital Markets, Inc. and Chase Securities Inc., and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer or any other Primary Treasury Dealer selected by the Trustee after consultation with the Company.

          The term "Reference Treasury Dealer Quotations" shall mean, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such redemption date.

          The term "Telerate Page 3750" shall mean the display designated on page "3750" on Dow Jones Markets Limited (or such other page as may replace the 3750 page on that service or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits).

          Section 1.03.  References Are to Thirteenth
Supplemental Indenture. Unless the context otherwise requires, all references herein to "Articles", "Sections" and other subdivisions refer to the corresponding Articles, Sections and other subdivisions of this Thirteenth Supplemental Indenture, and the words "herein", "hereof", "hereby", "hereunder" and words of similar import refer to this Thirteenth Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision hereof or to the Original Indenture or any other supplemental indenture thereto.

          Section 1.04.  Number and Gender.  Unless the context
otherwise requires, defined terms in the singular include the plural, and in the plural include the singular. The use of a word of any gender shall include all genders.


                            ARTICLE II
                       THE EIGHTEENTH SERIES

          Section 2.01. Bonds of the Eighteenth Series. There shall be a series of bonds designated as the 6.20% Series due May 1, 2004 (herein sometimes referred to as the "Eighteenth Series"), each of which shall also bear the descriptive title "General and Refunding Mortgage Bond" unless subsequent to the issuance of such bonds a different descriptive title is permitted by Section 2.01 of the Original Indenture. The form of bonds of the Eighteenth Series shall be substantially in the form of Exhibit A hereto. Bonds of the Eighteenth Series shall mature on May 1, 2004 and shall be issued only as fully registered bonds in denominations of One Thousand Dollars and, at the option of the Company, in any multiple or multiples thereof (the exercise of such option to be evidenced by the execution and delivery thereof). Bonds of the Eighteenth Series shall bear interest at the rate of Six and Twenty One-Hundredths per centum (6.20%) per annum (except as hereinafter provided), payable semi-annually on May 1 and November 1 of each year, and at maturity or earlier redemption, the first interest payment to be made on November 1, 1999 for the period from May 4, 1999 to November 1, 1999; the principal of and premium, if any, and interest on each said bond to be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts.
Interest on the bonds of the Eighteenth Series may at the option of the Company be paid by check mailed to the registered owners
thereof.   Overdue principal and overdue interest in respect of
the bonds of the Eighteenth Series shall bear interest (before and after judgment) at the rate of Seven and Twenty One-Hundredths per centum (7.20%) per annum (to the extent that payment of such interest on any overdue interest is not prohibited under applicable law). Interest on the bonds of the Eighteenth Series shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Interest on the bonds of the Eighteenth Series in respect of a portion of a month shall be calculated based on the actual number of days elapsed.

          The Company reserves the right to establish at any time, by Resolution of the Board of Directors of the Company, a form of coupon bond, and of appurtenant coupons, for the Eighteenth Series and to provide for exchangeability of such coupon bonds with the bonds of said Series issued hereunder in fully registered form and to make all appropriate provisions for such purpose.

          Section 2.02.  Optional Redemption of Bonds of the
Eighteenth Series.

          (a) Bonds of the Eighteenth Series shall be redeemable at the option of the Company, in whole or in part, at any time, prior to maturity, upon notice mailed to each registered owner at his last address appearing on the registry books not less than 30 days nor more than 60 days prior to the date fixed for redemption, at a redemption price equal to the greater of (i) 100% of the principal amount thereof and (ii) as determined by a Quotation Agent, the sum of the present values as of the redemption date of the remaining scheduled payments of principal of and interest on the bonds of the Eighteenth Series being redeemed (excluding the portion of any such interest accrued to such redemption date), discounted (for purposes of determining such present values) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the Adjusted Treasury
Rate, plus accrued interest thereon to such redemption date.

          (b) Bonds of the Eighteenth Series shall also be redeemable in whole or in part, at any time prior to maturity, upon like notice, by the application (either at the option of the Company or pursuant to the requirements of the Original Indenture) of cash delivered to or deposited with the Trustee pursuant to the provisions of Sections 9.05 and 11.06 of the Original Indenture, at the special redemption price of 100%, expressed as a percentage of the principal amount of the bonds to be redeemed, together with accrued interest to the date fixed for redemption.

          Section 2.03.  Transfer and Exchange.

          (a) At the option of the registered owner, any bonds of the Eighteenth Series, upon surrender thereof for cancellation at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York, shall be exchangeable for a like aggregate principal amount of bonds of the same series of other authorized denominations.

          (b)  Bonds of the Eighteenth Series shall be
transferable, upon the surrender thereof for cancellation, together with a written instrument of transfer in form approved by the registrar duly executed by the registered owner or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York.

          (c) Upon any such exchange or transfer of bonds of the Eighteenth Series, the Company may make a charge therefor sufficient to reimburse it for any tax or taxes or other governmental charge, as provided in Section 2.05 of the Original Indenture, but the Company hereby waives any right to make a charge in addition thereto for any such exchange or transfer of bonds of the Eighteenth Series.

          Section 2.04.  Dating of Bonds and Interest Payments.

          (a) Each bond of the Eighteenth Series shall be dated as of the date of authentication and shall bear interest from the last preceding interest payment date to which interest shall have been paid (unless the date of such bond is an interest payment date to which interest is paid, in which case from the date of such bond); provided that each bond of the Eighteenth Series dated prior to November 1, 1999, shall bear interest from May 4, 1999; and provided, further, that if any bond of the Eighteenth Series shall be authenticated and delivered upon a transfer of, or in exchange for or in lieu of, any other bond or bonds of the Eighteenth Series upon which interest is in default, it shall be dated so that such bond shall bear interest from the last preceding date to which interest shall have been paid on the bond or bonds in respect of which such bond shall have been delivered or from May 4, 1999 if no interest shall have been paid on the bonds of the Eighteenth Series.

          (b) Notwithstanding the foregoing, bonds of the Eighteenth Series shall be dated so that the Person in whose name any bond of the Eighteenth Series is registered at the close of business on any record date for the Eighteenth Series with respect to any interest payment shall be entitled to receive the interest payable on the interest payment date, except if, and to the extent that, the Company shall have defaulted in the payment of the interest due on such interest payment date, in which case such defaulted interest shall be paid to the Persons in whose names Outstanding bonds of the Eighteenth Series are registered on the day immediately preceding the date of payment of such defaulted interest. The term "record date for the Eighteenth Series," as used with respect to any interest payment date, shall mean the day immediately preceding such interest payment date, whether or not a Business Day.


                            ARTICLE III
                       THE NINETEENTH SERIES

          Section 3.01. Bonds of the Nineteenth Series. There shall be a series of bonds designated as the Floating Rate Series due May 3, 2004 (herein sometimes referred to as the "Nineteenth Series"), each of which shall also bear the descriptive title "General and Refunding Mortgage Bond" unless subsequent to the issuance of such bonds a different descriptive title is permitted by Section 2.01 of the Original Indenture. The form of bonds of the Nineteenth Series shall be substantially in the form of Exhibit B hereto. Bonds of the Nineteenth Series shall mature on May 3, 2004 and shall be issued only as fully registered bonds in denominations of One Thousand Dollars and, at the option of the Company, in any multiple or multiples thereof (the exercise of such option to be evidenced by the execution and delivery thereof). Interest on the bonds of the Nineteenth Series shall be payable quarterly on February 1, May 1, August 1 and November 1 of each year, and at maturity or earlier redemption, the first interest payment to be made on August 1, 1999 for the period from May 4, 1999 to August 1, 1999; the principal of and premium, if any, and interest on each said bond to be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts. Interest on the bonds of the Nineteenth Series may at the option of the Company be paid by check mailed
to the registered owners thereof.   Overdue principal and overdue
interest in respect of the bonds of the Nineteenth Series shall bear interest (before and after judgment) at the current interest rate for the applicable Interest Period plus one per centum (1%) per annum (to the extent that payment of such interest on any overdue interest is not prohibited under applicable law). Bonds of the Nineteenth Series shall bear interest for each Interest Period at a per annum rate determined by the Calculation Agent subject to a maximum interest rate of 15% per annum. The interest rate with respect to the bonds of the Nineteenth Series shall be equal to LIBOR on the second London Business Day immediately preceding the first day of such Interest Period plus
 .65%; provided, however, that in certain circumstances described herein, the interest rate shall be determined in an alternative manner without reference to LIBOR. Promptly upon such determination, the Calculation Agent will notify the Trustee of the interest rate for the new Interest Period. The interest rate determined by the Calculation Agent, absent manifest error, shall be binding and conclusive upon the beneficial owners and holders of bonds of the Nineteenth Series, the Company and the Trustee.

          If the following circumstances exist on any Interest
Determination Date, the Calculation Agent shall determine the interest rate for the bonds of the Nineteenth Series as follows:

     (i) In the event no Reported Rate appears on Telerate Page 3750 as of approximately 11:00 a.m. London time on an Interest Determination Date, the Calculation Agent shall request the principal London offices of each of four major banks in the London interbank market selected by the Calculation Agent (after consultation with the Company) to provide a quotation of the rate (the "Rate Quotation") at which Three Month Deposits in amounts of not less than $1,000,000 are offered by it to prime banks in the London interbank market, as of approximately 11:00 a.m. London time on such Interest Determination Date, that is representative of single transactions at such time (the "Representative Amounts"). If at least two Rate Quotations are provided, the interest rate will be the arithmetic mean of the Rate Quotations obtained by the Calculation Agent, plus, .65%.

     (ii) In the event no Reported Rate appears on Telerate Page 3750 and there are fewer than two Rate Quotations, the interest rate will be the arithmetic mean of the rates quoted at approximately 11:00 a.m. New York City time on such Interest Determination Date, by three major banks in New York City, selected by the Calculation Agent (after consultation with the Company), for loans in Representative Amounts in U.S. dollars to leading European banks, having an index maturity of three months for a period commencing on the second London Business Day immediately following such Interest Determination Date, plus .65%; provided, however, that if fewer than three banks selected by the Calculation Agent are quoting such rates, the interest rate for the applicable Interest Period shall be the same as the interest rate in effect for the immediately preceding Interest Period.

          Upon the request of a holder of bonds of the Nineteenth Series, the Calculation Agent will provide to such holder the interest rate in effect on the date of such request and, if determined, the interest rate for the next Interest Period.

          Interest on the bonds of the Nineteenth Series shall be calculated on the basis of the actual number of days for which interest is payable in the relevant Interest Period, divided by
360. All dollar amounts resulting from such calculation will be rounded, if necessary, to the nearest cent with one-half cent rounded upward.

          The Company reserves the right to establish at any time, by Resolution of the Board of Directors of the Company, a form of coupon bond, and of appurtenant coupons, for bonds of the Nineteenth Series and to provide for exchangeability of such coupon bonds with the bonds of said Series issued hereunder in fully registered form and to make all appropriate provisions for such purpose.

          Section 3.02. Optional Redemption of Bonds of the Nineteenth Series. Bonds of the Nineteenth Series shall be redeemable at the option of the Company, in whole or in part, at any time on or after May 1, 2000, upon notice mailed to each registered owner at his last address appearing on the registry books not less than 30 days nor more than 60 days prior to the date fixed for redemption, at the redemption price equal to 100% of the principal amount of the bonds to be redeemed , plus accrued interest thereon to such redemption date.

          Section 3.03.  Transfer and Exchange.

          (a) At the option of the registered owner, any bonds of the Nineteenth Series, upon surrender thereof for cancellation at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York, shall be exchangeable for a like aggregate principal amount of bonds of the same series of other authorized denominations.

          (b)  Bonds of the Nineteenth Series shall be
transferable, upon the surrender thereof for cancellation, together with a written instrument of transfer in form approved by the registrar duly executed by the registered owner or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York.

          (c) Upon any such exchange or transfer of bonds of the Nineteenth Series, the Company may make a charge therefor sufficient to reimburse it for any tax or taxes or other governmental charge, as provided in Section 2.05 of the Original Indenture, but the Company hereby waives any right to make a charge in addition thereto for any such exchange or transfer of bonds of the Nineteenth Series.

          Section 3.04.  Dating of Bonds and Interest Payments.

          (a) Each bond of the Nineteenth Series shall be dated as of the date of authentication and shall bear interest from the last preceding interest payment date to which interest shall have been paid (unless the date of such bond is an interest payment date to which interest is paid, in which case from the date of such bond); provided that each bond of the Nineteenth Series dated prior to August 1, 1999, shall bear interest from May 4, 1999; and provided, further, that if any bond of the Nineteenth Series shall be authenticated and delivered upon a transfer of, or in exchange for or in lieu of, any other bond or bonds of the Nineteenth Series upon which interest is in default, it shall be dated so that such bond shall bear interest from the last preceding date to which interest shall have been paid on the bond or bonds in respect of which such bond shall have been delivered or from May 4, 1999 if no interest shall have been paid on the bonds of the Nineteenth Series.

          (b) Notwithstanding the foregoing, bonds of the Nineteenth Series shall be dated so that the Person in whose name any bond of the Nineteenth Series is registered at the close of business on any record date for the Nineteenth Series with respect to any interest payment shall be entitled to receive the interest payable on the interest payment date, except if, and to the extent that, the Company shall have defaulted in the payment of the interest due on such interest payment date, in which case such defaulted interest shall be paid to the Persons in whose names Outstanding bonds of the Nineteenth Series are registered on the day immediately preceding the date of payment of such defaulted interest. The term "record date for the Nineteenth Series," as used with respect to any interest payment date, shall mean the day immediately preceding such interest payment date, whether or not a Business Day.


                            ARTICLE IV
                             COVENANTS

          Section 4.01. Maintenance of Paying Agent. So long as any bonds of the Eighteenth Series or the Nineteenth Series are Outstanding, the Company covenants that the office or agency of the Company in the Borough of Manhattan, The City of New York, New York where the principal of and premium, if any, or interest on any bonds of such series shall be payable shall also be an office or agency where any such bonds may be transferred or exchanged and where notices, presentations or demands to or upon the Company in respect of such bonds or in respect of the Indenture may be given or made.

          Section 4.02. Further Assurances. From time to time whenever reasonably requested by the Trustee or the holders of not less than a majority in aggregate principal amount of the bonds of the Eighteenth Series or the Nineteenth Series, as the case may be, then Outstanding, the Company will make, execute and deliver or cause to be made, executed and delivered any and all such further and other instruments and assurances as may be reasonably necessary or proper to carry out the intention of or to facilitate the performance of the terms of the Indenture or to secure the rights and remedies of the holders of such bonds.

          Section 4.03.  Limitation on Restricted Payments.

          (a) So long as any bonds of the Eighteenth Series or the Nineteenth Series are Outstanding, the Company covenants that it will not declare any dividends on its common stock (other than (1) a dividend payable solely in shares of its common stock or
(2) a dividend payable in cash in cases where, concurrently with the payment of such dividend, an amount in cash equal to such dividend is received by the Company as a capital contribution or as the proceeds of the issue and sale of shares of its common stock) or make any distribution on outstanding shares of its common stock or purchase or otherwise acquire for value any outstanding shares of its common stock (otherwise than in exchange for or out of the proceeds from the sale of other shares of its common stock) unless, after giving effect to such dividend, distribution, purchase or acquisition, the aggregate amount of such dividends, distributions, purchases or acquisitions paid or made subsequent to April 30, 1999 (other than any dividend declared by the Company on or before April 30,
1999) does not exceed (without giving effect to (1) any such dividends, distributions, purchases or acquisitions or (2) any net transfers from earned surplus to stated capital accounts) the sum of (A) the aggregate amount credited subsequent to April 30, 1999 to earned surplus, (B) $250,000,000 and (C) such additional amounts as shall be authorized or approved, upon application by the Company and after notice, by the SEC under the Holding Company Act.

          (b) For the purpose of this Section, the aggregate amount credited subsequent to April 30, 1999 to earned surplus shall be determined in accordance with generally accepted accounting principles and practices (or, if in the opinion of the Company's independent public accountants (delivered to the Trustee), there is an absence of any such generally accepted accounting principles and practices as to the determination in question, then in accordance with sound accounting practices) and after making provision for dividends upon any preferred stock of the Company accumulated subsequent to such date, and in addition there shall be deducted from earned surplus all amounts (without duplication) of losses, write-offs, write-downs or amortization of property, whether extraordinary or otherwise, recorded in and applicable to a period or periods subsequent to April 30, 1999. Also for purposes of this Section, credits to earned surplus shall be determined without reference to and shall not include undistributed retained earnings of Subsidiaries.

                 ARTICLE VMISCELLANEOUS PROVISIONS

          Section 5.01. Acceptance of Trusts. The Trustees hereby accept the trusts herein declared, provided, created or supplemented and agree to perform the same upon the terms and conditions herein and in the Original Indenture, as heretofore supplemented, set forth and upon the following terms and conditions:

          The Trustees shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Thirteenth Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company. In general, each and every term and condition contained in Article XVI of the Original Indenture shall apply to and form part of this Thirteenth Supplemental Indenture with the same force and effect as if the same were herein set forth in full with such omissions, variations and insertions, if any, as may be appropriate to make the same conform to the provisions of this Thirteenth Supplemental Indenture.

          Section 5.02. Effect of Thirteenth Supplemental Indenture under Louisiana Law. It is the intention and it is hereby agreed that, so far as concerns that portion of the Mortgaged and Pledged Property situated within the State of Louisiana, the general language of conveyance contained in this Thirteenth Supplemental Indenture is intended and shall be construed as words of hypothecation and not of conveyance and that, so far as the said Louisiana property is concerned, this Thirteenth Supplemental Indenture shall be considered as an act of mortgage and pledge under the laws of the State of Louisiana, and the Trustees herein named are named as mortagagee and pledgee in trust for the benefit of themselves and of all present and future holders of the bonds of the Eighteenth Series and the Nineteenth Series and any coupons thereto issued hereunder, and are irrevocably appointed special agents and representatives of the holders of the bonds and coupons issued hereunder and vested with full power in their behalf to effect and enforce the mortgage and pledge hereby constituted for their benefit, or otherwise to act as herein provided for.

          Section 5.03. Record Date. The holders of the bonds of the Eighteenth Series and of the Nineteenth Series shall be deemed to have consented and agreed that the Company may, but shall not be obligated to, fix a record date for the purpose of determining the holders of the bonds of the Eighteenth Series and of the Nineteenth Series entitled to consent to any amendment or supplement to the Indenture or the waiver of any provision thereof or any act to be performed thereunder. If a record date is fixed, those persons who were holders at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

          Section 5.04.  Titles.  The titles of the several
Articles and Sections of this Thirteenth Supplemental Indenture and the table of contents shall not be deemed to be any part hereof.

          Section 5.05.  Counterparts.  This Thirteenth
Supplemental Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

          Section 5.06. Governing Law. The internal laws of the State of New York shall govern this Thirteenth Supplemental Indenture and the bonds of the Eighteenth Series and of the Nineteenth Series, except to the extent that the validity or perfection of the Lien of the Indenture, or remedies thereunder, are governed by the laws of a jurisdiction other than the State of New York.


                            ARTICLE VI
    AMENDMENTS OF CERTAIN PROVISIONS OF THE ORIGINAL INDENTURE

          Section 6.01.  Amendment of Excepted Encumbrances and
Releases.

          (a)  Pursuant to the reservation of right in Section
4.01 of the Sixth Supplemental Indenture, dated as of January 1, 1993, and there being no Outstanding bonds of any series created prior to the Eleventh Series, the Company hereby amends subdivision (e) of Section 1.06 of the Original Indenture to read as set forth in Section 4.01 of the Sixth Supplemental Indenture.

          (b)  Pursuant to the reservation of right in Section
4.01 of the Sixth Supplemental Indenture, dated as of January 1, 1993, and there being no Outstanding bonds of any series created prior to the Eleventh Series, the Company hereby amends Section
11.02 of the Original Indenture as set forth in Section 4.01 of the Sixth Supplemental Indenture.

          Section 6.02.  Amendment of Releases of Mortgaged and
Pledged Property.

          (a)  Pursuant to the reservation of right in Section
4.02 of the Sixth Supplemental Indenture, dated as of January 1,1993, and there being no Outstanding bonds of any series created prior to the Eleventh Series, the Company hereby amends Section
11.04 of the Original Indenture as set forth in Section 4.02 of the Sixth Supplemental Indenture.

          (b)  Pursuant to the reservation of right in Section
4.02 of the Sixth Supplemental Indenture, dated as of January 1, 1993, and there being no Outstanding bonds of any series created prior to the Eleventh Series, the Company hereby amends the eleventh paragraph of Section 1.02 of the Original Indenture to read as set forth in Section 4.02 of the Sixth Supplemental Indenture.

          Section 6.03. Amendment of Net Earning Certificate Requirements. Pursuant to the reservation of right in Section
4.03 of the Sixth Supplemental Indenture, dated as of January 1, 1993, and there being no Outstanding bonds of any series created prior to the Eleventh Series, the Company hereby amends the third line of subdivision (A) of Section 1.07 of the Original Indenture as set forth in Section 4.03 of the Sixth Supplemental Indenture.

          Section 6.04.  Amendment of Defaults.

          (a)  Pursuant to the reservation of right in Section
4.04 of the Sixth Supplemental Indenture, dated as of January 1, 1993, and there being no Outstanding bonds of any series created prior to the Eleventh Series, the Company hereby amends subdivisions (b) and (e) of Section 12.01 of the Original Indenture to read as set forth in Section 4.04 of the Sixth Supplemental Indenture.

          (b)  Pursuant to the reservation of right in Section
4.04 of the Sixth Supplemental Indenture, dated as of January 1, 1993, and there being no Outstanding bonds of any series created prior to the Eleventh Series, the Company hereby amends the first two paragraphs of Section 12.14 of the Original Indenture to read as set forth in Section 4.04 of the Sixth Supplemental Indenture.

          Section 6.05.  Effective Date.  Each of the amendments
set forth in this Article VI shall be effective as of May 1, 1999.

     IN WITNESS WHEREOF, ENTERGY MISSISSIPPI, INC. has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by its Chairman of the Board, Chief Executive Officer, President or one of its Vice Presidents, and its corporate seal to be attested by its Secretary or one of its Assistant Secretaries for and in its behalf, and BANK OF MONTREAL TRUST COMPANY has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by one of its Vice Presidents or Assistant Vice Presidents and its corporate seal to be attested by one of its Assistant Vice Presidents or Assistant Secretaries, and MARK F. MCLAUGHLIN has hereunto set his hand and affixed his seal, all as of the day and year first above written.

                            ENTERGY MISSISSIPPI, INC.


                       By:        /s/ Steven C. McNeal
                                    Steven C. McNeal
                              Vice President and Treasurer

Attest:

    /s/ Christopher T. Screen
Christopher T. Screen
Assistant Secretary




                            BANK OF MONTREAL TRUST COMPANY
                                          as Trustee


                       By:  /s/ Peter Morse
                            Peter Morse
                            Vice President

Attest:

   /s/ Mary Ann Luisi
Mary Ann Luisi
Assistant Secretary

                            /s/ Mark F. McLaughlin  [L.S.]
                            MARK F. MCLAUGHLIN
                              as Co-Trustee

STATE OF LOUISIANA    )   ss.:

PARISH OF ORLEANS     )

          Personally appeared before me, the undersigned authority in and for the aforesaid Parish and State, the within named Steven
C. McNeal, Vice President and Treasurer and Christopher T. Screen, Assistant Secretary of ENTERGY MISSISSIPPI, INC., who acknowledged that they signed, attached the corporate seal of the corporation thereto and delivered the foregoing instrument on the day and year therein stated, by the authority and as the act and deed of the corporation.

          On the 30th day of April, before me personally came Steven C. McNeal, to be known to me, who, being by me duly sworn, did depose and say that he resides at 8043 Winners Circle, Mandeville, Louisiana 70448; that he is the Vice President and Treasurer of ENTERGY MISSISSIPPI, INC., the corporation described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.

          Given under my hand and seal this 30th day of April, 1999.



                                  /s/ Mark W. Hoffman
                                    Mark W. Hoffman
                                     Notary Public
                         Parish of Orleans, State of Louisiana
                            My Commission is Issued for Life

STATE OF NEW YORK   )   ss.:

COUNTY OF NEW YORK  )


          Personally appeared before me, the undersigned authority in and for the aforesaid County and State, the within named Peter Morse as Vice President, and Mary Ann Luisi, as Assistant Secretary of BANK OF MONTREAL TRUST COMPANY, who acknowledged that they signed, attached the corporate seal of the corporation thereto and delivered the foregoing instrument on the day and year therein stated, by the authority and as the act and deed of the corporation.

          On the 30th day of April 1999, before me personally came Peter Morse to me known, who, being by me duly sworn, did depose and say that he resides at 84-26 115th Street, Richmond Hill, New York 11418; that he is a Vice President of BANK OF MONTREAL TRUST COMPANY, the corporation described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.

          Given under my hand and seal this 30th day of April, 1999.


                                /s/ Antonio R. Alves
                              Antonio R. Alves
                          Notary Public, State of New York
                                  No.41-4615119
                            Qualified in Queens County
                         Commission Expires January 31,2000

STATE OF NEW YORK  )   ss.:

COUNTY OF NEW YORK )


          Personally appeared before me, the undersigned authority in and for the aforesaid County and State, the within named MARK F. MCLAUGHLIN, who acknowledged that he signed, sealed and delivered the foregoing instrument on the day and year therein mentioned.

          On the 30th day of April, 1999, before me personally came MARK F. MCLAUGHLIN, to me known to be the person described in and who acknowledged the foregoing instrument, and acknowledged that he executed the same.

          Given under my hand and seal this 30th day of April, 1999.



                                 /s/ Antonio R. Alves
                              Antonio R. Alves
                          Notary Public, State of New York
                                  No.41-4615119
                            Qualified in Queens County
                         Commission Expires January 31, 2000

                             EXHIBIT A

                [FORM OF BOND OF EIGHTEENTH SERIES]
              (See legend at the end of this bond for
        restrictions on transferability and change of form)

                GENERAL AND REFUNDING MORTGAGE BOND

                   6.20% Series due May 1, 2004

No. R-1                                             CUSIP______



          ENTERGY MISSISSIPPI, INC., (formerly Mississippi Power & Light Company) a corporation duly organized and validly existing under the laws of the State of Mississippi (hereinafter called the Company), for value received, hereby promises to pay to __________ or registered assigns, at the office or agency of the Company in New York, New York, the principal sum of $_______ on May 1, 2004 in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts, and to pay in like manner to the registered owner hereof interest thereon from May 4, 1999, if the date of this bond is prior to November 1, 1999 or, if the date of this bond is on or after November 1, 1999, from the May 1 or November 1 immediately preceding the date of this bond to which interest has been paid (unless the date hereof is an interest payment date to which interest has been paid, in which case from the date hereof), at the rate of Six and Twenty One-Hundredths per centum (6.20%) per annum in like coin or currency on May 1 and November 1 in each year and at maturity or earlier redemption, until the principal of this bond shall have become due and been duly paid or provided for, and to pay interest (before and after judgment) on any overdue principal, premium, if any, and (to the extent that payment of such interest on any overdue interest is not prohibited under applicable law) on any defaulted interest at the rate of Seven and Twenty One-Hundredths per centum (7.20%) per annum. Interest on this bond shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Interest on this bond in respect of a portion of a month shall be calculated based on the actual number of days elapsed.

          The interest so payable on any interest payment date will, subject to certain exceptions provided in the Mortgage hereinafter referred to, be paid to the person in whose name this bond is registered at the close of business (whether or not a business day) on the day immediately preceding such interest payment date. At the option of the Company, interest may be paid by check mailed on or prior to such interest payment date to the address of the person entitled thereto as such address shall appear on the register of the Company.

          This bond shall not become obligatory until Bank of Montreal Trust Company, the Trustee under the Mortgage, or its respective successor or successors thereunder, shall have signed the authentication certificate endorsed hereon.

          This bond is one of a series of bonds of the Company issuable in series and is one of a duly authorized series known as its General and Refunding Mortgage Bonds, 6.20% Series due May 1, 2004 (herein called bonds of the Eighteenth Series), all bonds of all series issued under and equally secured by a Mortgage and Deed of Trust (herein, together with any indenture supplemental thereto, called the Mortgage), dated as of February 1, 1988, duly executed by the Company to Bank of Montreal Trust Company and Mark F. McLaughlin (successor to Z. George Klodnicki), as Trustees. Reference is made to the Mortgage for a description of the mortgaged and pledged property, assets and rights, the nature and extent of the lien and security, the respective rights, limitations of rights, covenants, obligations, duties and immunities thereunder of the Company, the holders of bonds and the Trustees and the terms and conditions upon which the bonds are, and are to be, secured, the circumstances under which additional bonds may be issued and the definition of certain terms herein used, to all of which, by its acceptance of this bond, the holder of this bond agrees.

          The principal hereof may be declared or may become due prior to the maturity date hereinbefore named on the conditions, in the manner and at the time set forth in the Mortgage, upon the occurrence of a Default as in the Mortgage provided. The Mortgage provides that in certain circumstances and upon certain conditions such a declaration and its consequences or certain past defaults and the consequences thereof may be waived by such affirmative vote of holders of bonds as is specified in the Mortgage.

          The Mortgage contains provisions permitting the Company and the Trustee to execute supplemental indentures amending the Mortgage for certain specified purposes without the consent of holders of bonds. With the consent of the Company and to the extent permitted by and as provided in the Mortgage, the rights and obligations of the Company and/or the rights of the holders of the bonds of the Eighteenth Series and/or the terms and provisions of the Mortgage may be modified or altered by such affirmative vote or votes of the holders of bonds then Outstanding as are specified in the Mortgage.

          Any consent or waiver by the holder of this bond (unless effectively revoked as provided in the Mortgage) shall be conclusive and binding upon such holder and upon all future holders of this bond and of any bonds issued in exchange or substitution herefor, irrespective of whether or not any notation of such consent or waiver is made upon this bond or such other bond.

          No reference herein to the Mortgage and no provision of this bond or of the Mortgage shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this bond in the manner, at the respective times, at the rate and in the currency herein prescribed.

          The bonds are issuable as registered bonds without coupons in the denominations of $1,000.00 and integral multiples thereof. At the office or agency to be maintained by the Company in the City of New York, State of New York, and in the manner and subject to the provisions of the Mortgage, bonds may be exchanged for a like aggregate principal amount of bonds of other authorized denominations, without payment of any charge other than a sum sufficient to reimburse the Company for any tax or other governmental charge incident thereto. This bond is transferable as prescribed in the Mortgage by the registered owner hereof in person, or by his duly authorized attorney, at the office or agency of the Company in New York, New York, upon surrender of this bond, and upon payment, if the Company shall require it, of the transfer charges provided for in the Mortgage, and, thereupon, a new fully registered bond of the same series for a like principal amount will be issued to the transferee in exchange hereof as provided in the Mortgage. The Company and the Trustees may deem and treat the person in whose name this bond is registered as the absolute owner hereof for the purpose of receiving payment and for all other purposes and neither the Company nor the Trustees shall be affected by any notice to the contrary.

          This bond is redeemable at the option of the Company as provided in the Mortgage.

          No recourse shall be had for the payment of the principal of, premium, if any, or interest on this bond against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director of the Company or of any predecessor or successor corporation, as such, either directly or through the Company or any predecessor or successor corporation, under any rule of law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors being released by the holder or owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Mortgage.

          As provided in the Mortgage, this bond shall be governed by and construed in accordance with the laws of the State of New York.

          IN WITNESS WHEREOF, Entergy Mississippi, Inc. has caused this bond to be signed in its corporate name by its Chairman of the Board, Chief Executive Officer, President or one of its Vice Presidents by his or her signature or a facsimile thereof, and its corporate seal to be impressed or imprinted hereon and attested by its Secretary or one of its Assistant Secretaries by his signature or a facsimile thereof.

Dated:

                         ENTERGY MISSISSIPPI, INC.



                         By:_________________________________
                                        Steven C. McNeal
                      Title:    Vice President and Treasurer

Attest:

__________________________
Title:

                        [FORM OF TRUSTEE'S
                    AUTHENTICATION CERTIFICATE]

               TRUSTEE'S AUTHENTICATION CERTIFICATE


          This bond is one of the bonds, of the series herein designated, described or provided for in the within-mentioned mortgage.

                              BANK OF MONTREAL TRUST
                                COMPANY, as Trustee



                              By: ________________________
                                       Authorized Signature

                              LEGEND

     Unless and until this bond is exchanged in whole or in part for certificated bonds registered in the names of the various beneficial holders hereof as then certified to the Trustee by The Depository Trust Company or its successor (the "Depositary"), this bond may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

     Unless this certificate is presented by an authorized representative of the Depositary to the Company or its agent for registration of transfer, exchange or payment, and any certificate to be issued is registered in the name of _________, or such other name as requested by an authorized representative of the Depositary and any amount payable thereunder is made payable to _______, or such other name, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, ________, has an interest herein.

     This bond may be exchanged for certificated bonds registered in the names of the various beneficial owners hereof if (a) the Depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within 90 days, or (b) the Company elects to issue certificated bonds to beneficial owners (as certified to the Company by the Depositary).

                             EXHIBIT B

                [FORM OF BOND OF NINETEENTH SERIES]
              (See legend at the end of this bond for
        restrictions on transferability and change of form)

                GENERAL AND REFUNDING MORTGAGE BOND

               Floating Rate Series due May 3, 2004

No. R-1                                      CUSIP____________

          ENTERGY MISSISSIPPI, INC., (formerly Mississippi Power & Light Company) a corporation duly organized and validly existing under the laws of the State of Mississippi (hereinafter called the Company), for value received, hereby promises to pay to ____________ or registered assigns, at the office or agency of the Company in New York , New York, the principal sum of $______________ on May 3, 2004 in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts, and to pay in like manner to the registered owner hereof interest thereon from May 4, 1999, if the date of this bond is prior to August 1, 1999, or, if the date of this bond is on or after August 1, 1999, from the February 1, May 1, August 1 or November 1 immediately preceding the date of this bond to which interest has been paid (unless the date hereof is an interest payment date to which interest has been paid, in which case from the date hereof) at the per annum rate for each Interest Period determined by the Calculation Agent on each Interest Determination Date, as such terms are defined in the Mortgage hereinafter referred to, in like coin or currency on February 1, May 1, August 1 and November 1 of each year and at maturity or earlier redemption, until the principal of this bond is paid or made available for payment and to pay interest (before and after judgment) on any overdue principal, premium, if any, and (to the extent that payment of such interest or overdue interest is not prohibited under applicable law) on any defaulted interest at the current interest rate for the applicable Interest Period plus one per centum (1%) per annum. Interest on this bond shall be calculated on the basis of the actual number of days for which interest is payable in the relevant Interest Period, divided by 360.

          The interest so payable on any interest payment date will, subject to certain exceptions provided in the Mortgage hereinafter referred to, be paid to the person in whose name this bond is registered at the close of business (whether or not a Business Day) on the day immediately preceding such interest payment date. At the option of the Company, interest may be paid by check mailed on or prior to such interest payment date to the address of the person entitled thereto as such address shall appear on the register of the Company.


          This bond shall not become obligatory until Bank of Montreal Trust Company, the Trustee under the Mortgage, or its respective successor or successors thereunder, shall have signed the authentication certificate endorsed hereon.

          This bond is one of a series of bonds of the Company issuable in series and is one of a duly authorized series known as its General and Refunding Mortgage Bonds, Floating Rate Series due May 3, 2004 (herein called bonds of the Nineteenth Series), all bonds of all series issued under and equally secured by a Mortgage and Deed of Trust (herein, together with any indenture supplemental thereto, called the Mortgage), dated as of February 1, 1988, duly executed by the Company to Bank of Montreal Trust Company and Mark F. McLaughlin (successor to Z. George Klodnicki), as Trustees. Reference is made to the Mortgage for a description of the mortgaged and pledged property, assets and rights, the nature and extent of the lien and security, the respective rights, limitations of rights, covenants, obligations, duties and immunities thereunder of the Company, the holders of bonds and the Trustees and the terms and conditions upon which the bonds are, and are to be, secured, the circumstances under which additional bonds may be issued and the definition of certain terms herein used, to all of which, by its acceptance of this bond, the holder of this bond agrees.

          The principal hereof may be declared or may become due prior to the maturity date hereinbefore named on the conditions, in the manner and at the time set forth in the Mortgage, upon the occurrence of a Default as in the Mortgage provided. The Mortgage provides that in certain circumstances and upon certain conditions such a declaration and its consequences or certain past defaults and the consequences thereof may be waived by such affirmative vote of holders of bonds as is specified in the Mortgage.

          The Mortgage contains provisions permitting the Company and the Trustee to execute supplemental indentures amending the Mortgage for certain specified purposes without the consent of holders of bonds. With the consent of the Company and to the extent permitted by and as provided in the Mortgage, the rights and obligations of the Company and/or the rights of the holders of the bonds of the Nineteenth Series and/or the terms and provisions of the Mortgage may be modified or altered by such affirmative vote or votes of the holders of bonds then Outstanding as are specified in the Mortgage.

          Any consent or waiver by the holder of this bond (unless effectively revoked as provided in the Mortgage) shall be conclusive and binding upon such holder and upon all future holders of this bond and of any bonds issued in exchange or substitution herefor, irrespective of whether or not any notation of such consent or waiver is made upon this bond or such other bond.

          No reference herein to the Mortgage and no provision of this bond or of the Mortgage shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this bond in the manner, at the respective times, at the rate and in the currency herein prescribed.

          The bonds are issuable as registered bonds without coupons in the denominations of $1,000.00 and integral multiples thereof. At the office or agency to be maintained by the Company in the City of New York, State of New York, and in the manner and subject to the provisions of the Mortgage, bonds may be exchanged for a like aggregate principal amount of bonds of other authorized denominations, without payment of any charge other than a sum sufficient to reimburse the Company for any tax or other governmental charge incident thereto. This bond is transferable as prescribed in the Mortgage by the registered owner hereof in person, or by his duly authorized attorney, at the office or agency of the Company in New York, New York, upon surrender of this bond, and upon payment, if the Company shall require it, of the transfer charges provided for in the Mortgage, and, thereupon, a new fully registered bond of the same series for a like principal amount will be issued to the transferee in exchange hereof as provided in the Mortgage. The Company and the Trustees may deem and treat the person in whose name this bond is registered as the absolute owner hereof for the purpose of receiving payment and for all other purposes and neither the Company nor the Trustees shall be affected by any notice to the contrary.

          This bond is redeemable at the option of the Company as provided in the Mortgage.

          No recourse shall be had for the payment of the principal of, premium, if any, or interest on this bond against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director of the Company or of any predecessor or successor corporation, as such, either directly or through the Company or any predecessor or successor corporation, under any rule of law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors being released by the holder or owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Mortgage.

          As provided in the Mortgage, this bond shall be governed by and construed in accordance with the laws of the State of New York.

          IN WITNESS WHEREOF, Entergy Mississippi, Inc. has caused this bond to be signed in its corporate name by its Chairman of the Board, Chief Executive Officer, President or one of its Vice Presidents by his or her signature or a facsimile thereof, and its corporate seal to be impressed or imprinted hereon and attested by its Secretary or one of its Assistant Secretaries by his signature or a facsimile thereof.

Dated:

                         ENTERGY MISSISSIPPI, INC.



                         By:_________________________________
                                        Steven C. McNeal
                      Title:    Vice President and Treasurer

Attest:

__________________________
Title:

                        [FORM OF TRUSTEE'S
                    AUTHENTICATION CERTIFICATE]

               TRUSTEE'S AUTHENTICATION CERTIFICATE


          This bond is one of the bonds, of the series herein designated, described or provided for in the within-mentioned mortgage.

                              BANK OF MONTREAL TRUST
                                COMPANY, as Trustee



                              By: ________________________
                                       Authorized Signature

                              LEGEND

     Unless and until this bond is exchanged in whole or in part for certificated bonds registered in the names of the various beneficial holders hereof as then certified to the Trustee by The Depository Trust Company or its successor (the "Depositary"), this bond may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

     Unless this certificate is presented by an authorized representative of the Depositary to the Company or its agent for registration of transfer, exchange or payment, and any certificate to be issued is registered in the name of _________, or such other name as requested by an authorized representative of the Depositary and any amount payable thereunder is made payable to _______, or such other name, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, ________, has an interest herein.

     This bond may be exchanged for certificated bonds registered in the names of the various beneficial owners hereof if (a) the Depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within 90 days, or (b) the Company elects to issue certificated bonds to beneficial owners (as certified to the Company by the Depositary).